United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

X4 Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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X4 PHARMACEUTICALS, INC.

955 Massachusetts Avenue, 4th Floor

Cambridge, Massachusetts 02139

SUPPLEMENT TO

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT, DATED APRIL 28, 2020

FOR THE VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 10, 2020

This supplement (the “Supplement”) provides updated information with respect to the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of X4 Pharmaceuticals, Inc. (“X4 Pharmaceuticals”) to be held on June 10, 2020.

On April 28, 2020, X4 Pharmaceuticals commenced distributing to its stockholders a Notice of the 2020 Annual Meeting of Stockholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for the Annual Meeting. This Supplement, including the press release dated May 12, 2020 included below, which describes a change in the location of the Annual Meeting from an in-person to a virtual-only meeting, should be read in conjunction with the Notice and Proxy Statement. Except as specifically revised by the information contained herein, this Supplement does not revise or update any of the other information set forth in the Notice and Proxy Statement.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 10, 2020

X4 Pharmaceuticals Announces Change to Virtual Format for 2020 Annual Meeting of Stockholders

CAMBRIDGE, Mass. – May 12, 2020 – X4 Pharmaceuticals, Inc. (Nasdaq: XFOR) announced today that, due to public health and safety concerns related to the ongoing COVID-19 global pandemic and to support the health and well-being of its stockholders, employees and others, X4 Pharmaceuticals is changing its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to a virtual-only format that will be held via live audio webcast. The virtual Annual Meeting is expected to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting.

The previously announced date and time of the Annual Meeting, Wednesday, June 10, 2020, at 11:00 a.m. Eastern Time, as disclosed in the previously distributed Notice of the Annual Meeting and Definitive Proxy Statement, has not changed. Online access to the Annual Meeting will begin at approximately 10:45 a.m. Eastern Time. Stockholders will not be able to attend the Annual Meeting in person.

Attending the Virtual Meeting as a Stockholder of Record

X4 Pharmaceuticals’ stockholders of record as of April 15, 2020 (the “Record Date”) can register to attend the Annual Meeting by accessing the meeting center at www.proxydocs.com/XFOR and entering the control number on the proxy card or Notice of Internet Availability of Proxy Materials previously received. You will need to register to attend the Annual Meeting at www.proxydocs.com/XFOR by no later than Monday, June 8, 2020 at 5:00 p.m. Eastern Time. You will be emailed an individual link to attend the virtual Annual Meeting. Instructions on how to connect to the Annual Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxydocs.com/XFOR.

Registering to Attend the Annual Meeting as a Beneficial Owner

We have been advised by Broadridge that beneficial stockholders as of the Record Date (i.e. shares held in “street name” through an intermediary, such as a bank or broker) who want to attend the Annual Meeting virtually must register in advance at www.proxydocs.com/XFOR using the control number found on the proxy card or Notice of Internet Availability of Proxy Materials previously received by no later than Monday, June 8, 2020 at 5:00 p.m. Eastern Time.

To attend the Annual Meeting virtually, beneficial owners must obtain a legal proxy from the holder of record and submit proof of legal proxy reflecting the number of shares of X4 Pharmaceuticals common stock held as of the Record Date. Stockholders will then receive a confirmation of registration and an individual link to access the virtual Annual Meeting.

Asking Questions

If you are attending the Annual Meeting as stockholder of record or beneficial owner, questions can be submitted either when you register to attend the Annual Meeting by accessing the meeting center at www.proxydocs.com/XFOR and entering your control number or while you attend the Annual Meeting using the individual link you will receive after registering. Instructions on how to participate in the Annual Meeting are posted at www.proxydocs.com/XFOR.

Voting Shares

Stockholders of record and beneficial owners who have obtained a legal proxy from the holder of record will be able to vote their shares electronically during the Annual Meeting by using their control number. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at www.proxydocs.com/XFOR.

Whether or not stockholders plan to virtually attend the Annual Meeting, X4 Pharmaceuticals urges them to vote and submit their proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting.

The proxy materials, including the proxy card and Notice of Internet Availability of Proxy Materials, previously distributed along with the definitive proxy statement will not be updated to reflect the change in location and may continue to be used to vote shares in connection with the Annual Meeting.

List of Stockholders

A list of stockholders entitled to vote at the Annual Meeting will be available for examination for any purpose germane to the Annual Meeting during normal business hours for ten days prior to the Annual Meeting at our corporate headquarters. To the extent office access is impracticable due to the recent COVID-19 pandemic, you may email us at investors@x4pharma.com for alternative arrangements. The stockholder list will also be available during the Annual Meeting at www.proxydocs.com/XFOR. Instructions on how stockholders of record can view the stockholder list during the Annual Meeting are posted at www.proxydocs.com/XFOR.

About X4 Pharmaceuticals

X4 Pharmaceuticals is a late-stage clinical biopharmaceutical company and a leader in the discovery and development of novel therapies for the treatment of diseases resulting from dysfunction of the CXCR4 pathway, with a focus on rare diseases and those with limited treatment options. The Company’s lead candidate, mavorixafor, is a first-in-class, small molecule antagonist of chemokine receptor CXCR4 being developed as a once-daily oral therapy. X4 believes that inhibition of the CXCR4 receptor creates the potential for mavorixafor to provide therapeutic benefit across a wide variety of diseases, including primary immunodeficiencies and certain types of cancer. The efficacy and safety of mavorixafor, dosed once daily, is currently being evaluated in a global Phase 3 clinical trial in patients with WHIM syndrome, and in two Phase 1b clinical trials – in combination with ibrutinib in patients with Waldenström’s macroglobulinemia, and as monotherapy in patients with Severe Congenital Neutropenia (SCN). X4 is continuing to leverage its insights into CXCR4 biology at its corporate headquarters in Cambridge, Massachusetts and at its research facility in Vienna, Austria, and is discovering and developing additional product candidates. For more information, please visit www.x4pharma.com.